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                                                                   EXHIBIT 10.21

                      ASSIGNMENT OF CROSS-LICENSE AGREEMENT

         This Assignment of Cross-License Agreement (this "Agreement") is made and entered into as of July 31, 2000 by and among 3DLM, Inc., a California corporation formerly known as CancerVax, Inc., which is in the process of changing its name to OncoVac, Inc. ("CancerVax-California"), the John Wayne Cancer Institute, a California non-profit corporation ("JWCI"), and CancerVax Corporation, a Delaware corporation ("CancerVax-Delaware").

                                    RECITALS

         A. CancerVax-California and JWCI are parties to a Cross-License Agreement dated as of July 24, 1998 (the "JWCI Agreement").

         B. At the time of entering into the JWCI Agreement, the parties thereto recognized that further arrangements would need to be made with respect to CancerVax-California, including the issuance of stock to JWCI and the transfer to CancerVax-California of technology owned by its majority shareholder, and that assignment of the JWCI Agreement and such technology to another corporation was likely.

         C. CancerVax-California desires to assign all of its rights and obligations under the JWCI Agreement to CancerVax-Delaware, which is an affiliate of CancerVax-California by virtue of having the same majority shareholder, and CancerVax-Delaware desires to assume all such rights and obligations, upon the terms and conditions set forth herein.

         Now therefore, the parties agree as follows:

                                    AGREEMENT

         1.       DEFINITIONS.

         Unless otherwise defined herein, words used herein as defined words shall have the meanings set forth in Section 1 of the JWCI Agreement.

         2.       ASSIGNMENT.

         CancerVax-California hereby assigns, as of the date hereof, to CancerVax-Delaware, all of CancerVax-California's right, title, interest and obligations under the JWCI Agreement and CancerVax-Delaware hereby accepts such assignment and assumes all of CancerVax-California's right, title, interest and obligations under the JWCI Agreement. CancerVax-Delaware further agrees to keep, perform, comply with

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and fulfill all of the terms and obligations of CancerVax-California under the
JWCI Agreement, as clarified by this Agreement. JWCI acknowledges, consents to and agrees with the foregoing assignment.

         3.       UPFRONT AND PERIODIC PAYMENTS.

         The parties acknowledge that two (2) payments, each in the amount of one hundred twenty-five thousand dollars ($125,000.00), have been paid to JWCI pursuant to Section 4.1 of the JWCI Agreement. Six (6) additional annual payments of one hundred twenty-five thousand dollars ($125,000.00) each will be due on the next six (6) anniversaries of June 25, 2000 commencing on June 25, 2001.

         4.       MILESTONE PAYMENT.

         The parties acknowledge that CancerVax-Delaware has paid to JWCI five hundred thousand dollars ($500,000.00) as a result of receiving equity financing in the minimum amount of five million dollars ($5,000,000.00) and that such payment satisfies the milestone payment obligation under Section 4.2 of the JWCI Agreement.

         5.       STOCK.

         With respect to the obligation under Section 4.2 of the JWCI Agreement to deliver common stock to JWCI, it is agreed that, upon execution of CancerVax-Delaware's standard form of stock subscription agreement by JWCI, CancerVax-Delaware will promptly deliver to JWCI one million two hundred fifty thousand (1,250,000) shares of common stock of CancerVax-Delaware, which shares constituted five percent (5%) of the outstanding common stock of CancerVax-Delaware as of the date of the JWCI Agreement. With the delivery of such shares of common stock, all obligations under Section 4.2 of the JWCI Agreement will be satisfied.

         6.       ROYALTY INCOME.

         It is acknowledged that, with the payments made or to be made under Sections 4.1 and 4.2 of the JWCI Agreement, the "Change Date" under Section 4.3 of the JWCI Agreement will be accomplished once CancerVax-Delaware has paid JWCI an aggregate of three million five hundred thousand dollars ($3,500,000) from fifty percent (50%) of any Net Royalties it receives.

         7.       DEADLINE FOR EQUITY FINANCING.

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         Section 12 of the JWCI Agreement grants JWCI the right to terminate the
JWCI Agreement after notice and opportunity to cure if five million dollars ($5,000,000.00) in equity financing has not been raised or the Patent Rights have not been licensed to a financially capable partner. By letter dated July
12, 2000, JWCI gave six (6) months' notice of intent to terminate the JWCI Agreement for failure to comply with such provision. By virtue of CancerVax-Delaware's receiving five million dollars ($5,000,000.00) in equity financing on July 18, 2000, JWCI hereby agrees that such provision has been satisfied and JWCI's notice of intent to terminate shall be null and void.

         8.       CONTINUATION OF JWCI AGREEMENT.

         JWCI and CancerVax-Delaware hereby acknowledge that the JWCI Agreement, as clarified hereunder, remains in full force and effect and there are no known breaches or rights to terminate thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          3 DLM, INC., formerly known as
                                          CANCERVAX, INC.

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Its: Chairman

                                          JOHN WAYNE CANCER INSTITUTE

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Its: COO/Exec V.P.

                                          CANCERVAX CORPORATION

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Its: President

                                       -3-

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                  CONSIDERATION FOR ASSIGNMENT OF CROSS-LICENSE
                                    AGREEMENT

         As an inducement to 3DLM, Inc., a California corporation formerly known as CancerVax, Inc., which is in the process of changing its name to OncoVac, Inc. ("CancerVax-California"), to assign as to CancerVax Corporation, a Delaware corporation ("CancerVax-Delaware"), the Cross-License Agreement between CancerVax-California and the John Wayne Cancer Institute, a California non-profit corporation ("JWCI"), dated as of July 24, 1998 (the "JWCI Agreement") pursuant to an Assignment of Cross-License Agreement among CancerVax-California, JWCI and CancerVax-Delaware (the "Assignment Agreement"), CancerVax-Delaware hereby agrees, effective with the execution of the Assignment Agreement, to issue to CancerVax-California preferred stock of CancerVax-Delaware on the same terms and conditions, at the same time, and having the same rights, preferences and privileges, as CancerVax-Delaware issues to investors in its next preferred stock financing round following the execution of the Assignment Agreement (and excluding the proposed recapitalization of CancerVax-Delaware), the number of shares of such preferred stock to have an aggregate value of $500,000 based on the acquisition price then paid by such other investors; provided, however, that CancerVax-California shall execute agreements and documents that are in substance the same as those executed by the other preferred stock investors.

         No provision of this Agreement may be waived or amended without the prior written consent of the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements of the parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California.

                  Dated as of July 31, 2000

                                          CANCERVAX CORPORATION, a Delaware
                                          corporation

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Its: President

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                                          3DLM, INC.,

                                          A California Corporation
                                          f/k/a CancerVax, Inc., which is in the
                                          process of changing its name to
                                          OncoVac, Inc.

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Its: Chairman

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